Disposition Report
Date: 10/14/2005 12:29:30 PM Deal Number: SAIL 2005-HE2 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Disposition
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB Current UPB Current Value Charged Off Short Sale 3rd Party Sale REO Sale Price Note Sale
Page 1 of 1 ( records returned)
Disposition Report
Date: 10/14/2005 12:29:30 PM Deal Number: SAIL 2005-HE2 Report As of: 8/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Disposition
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB Current UPB Current Value Charged Off Short Sale 3rd Party Sale REO Sale Price Note Sale
Page 1 of 1 ( records returned)